ERF WIRELESS, INC.
 (certain assets, liabilities and operations related to the Central and North Texas wireless broadband markets subject of the Asset Purchase and Sale Agreement by and between ERF
Wireless, Inc. and KeyOn Communications Holdings, Inc.)

FINANCIAL STATEMENTS

DECEMBER 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
KeyOn Communications Holdings, Inc.
Omaha, NE 68164

We have audited the accompanying balance sheets of ERF Wireless, Inc. (certain assets, liabilities and operations related to the Central and North Texas wireless broadband markets subject of the Asset Purchase and Sale Agreement by and between ERF Wireless, Inc. and KeyOn Communications Holdings, Inc.) (the “Business”) as of December 31, 2010 and 2009, and the related statements of operations and changes in divisional equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LBB & Associates Ltd., LLP

Houston, Texas
April 28, 2011

ERF WIRELESS, INC.
(certain assets, liabilities and operations related to the Central and North Texas wireless broadband markets subject of the Asset Purchase and Sale Agreement by and between ERF Wireless, Inc. and KeyOn
Communications Holdings, Inc.)

BALANCE SHEETS

	December 31,

	2010	2009

ASSETS
CURRENT ASSETS:
Cash	$1,250	$1,250
Accounts receivable, net	109,401	150,155
Inventories	54,435	60,619
Prepaid expenses and other current assets	7,451	46,211

Total current assets	172,537	258,235

PROPERTY AND EQUIPMENT - Net	513,211	1,007,257

OTHER ASSETS
Goodwill	1,078,631	1,078,631
Intangibles Assets – net	133,639	632,416
Deposits	31,796	117,863

Total other assets	1,244,066	1,828,910

TOTAL ASSETS	$1,929,814	$3,094,402

BALANCE SHEET (CONTINUED)

LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
Accounts payable	$71,671	$52,500
Accrued expenses	39,109	45,030
Current portion of notes payable	149,237	223,181
Current portion of capital lease obligations	81,006	84,236
Deferred revenue	168,837	181,137

Total current liabilities	509,860	586,084

LONG-TERM LIABILITIES:
Notes payable, less current maturities	77,915	340,910
Capital lease obligations, less current portion	3,230	325,658

Total long term liabilities	81,145	666,568

TOTAL LIABILITIES	591,005	1,252,652

DIVISIONAL EQUITY:
Parent company advances	3,409,405	3,538,739
Accumulated deficit	(2,070,596)	(1,696,989)

Total Divisional equity	1,338,809	1,841,750

TOTAL LIABILITIES AND DIVISIONAL EQUITY	$1,929,814	$3,094,402

The accompanying notes are an integral part of these financial statements

ERF WIRELESS, INC.
(certain assets, liabilities and operations related to the Central and North Texas wireless broadband markets subject of the Asset Purchase and Sale Agreement by and between ERF Wireless, Inc. and KeyOn
Communications Holdings, Inc.)

STATEMENTS OF OPERATIONS AND CHANGES IN DIVISIONAL EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

REVENUES:
Service and installation revenue –net	$2,104,461	$1,982,563
Sales of merchandise	17,410	34,029
Support and other revenue	85,838	92,700

Total revenues	2,207,709	2,109,292

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	552,226	785,480
Network operating costs	507,087	498,279
Professional fees	7,061	9,845
Depreciation and amortization	1,200,964	1,156,552
General and administrative expense	233,828	279,013
Marketing and advertising	3,125	7,144

Total operating costs and expenses	2,504,291	2,736,313

LOSS FROM OPERATIONS	(296,582)	(627,021)

OTHER INCOME (EXPENSE):
Interest expense	(77,025)	(207,100)

Total other income (expense)	(77,025)	(207,100)

NET INCOME (LOSS)	(373,607)	(834,121)
Parent Company advances (repayments)	(129,334)	1,529,399
Divisional Equity, beginning of year	1,841,750	1,146,472

Divisional Equity, end of year	$1,338,809	$1,841,750

The accompanying notes are an integral part of these financial statements

ERF WIRELESS, INC.
(certain assets, liabilities and operations related to the Central and North Texas wireless broadband markets subject of the Asset Purchase and Sale Agreement by and between ERF Wireless, Inc. and KeyOn
Communications Holdings, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

CASH FLOWS FROM OPERATIONS:
Net loss	$(373,607)	$(834,121)
Adjustments to reconcile net loss to net cash flows from operations:
Depreciation and amortization	1,200,964	1,156,552
Change in assets and liabilities, net of effect of acquisitions:
Accounts receivable	50,143	(100,186)
Prepaid expenses and other current assets	29,370	41,596
Inventories	6,184	(45,011)
Deposits	86,067	14,422
Accounts payable and accrued expenses	13,250	(20,640)
Deferred revenue	(12,300)	181,137

Net cash flows provided by operations	1,000,071	393,749

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital Expenditure for Goodwill	—	(818,368)
Capital Expenditure for Intangible – Others	—	(282,999)
Capital expenditures for property and equipment	(208,140)	(554,578)

Net cash flows used in investing activities	(208,140)	(1,655,945)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	3,971	444,363
Proceeds from capital leases	—	45,792)
Payments on notes payable	(340,910)	(347,220)
Payments on capital lease obligations	(325,658)	(409,638)
Parent company advances	(129,334)	1,529,399

Net cash flows provided by (used in) financing activities	(791,931)	1,262,696

NET INCREASE IN CASH	—	500

CASH - beginning of period	1,250	750

CASH - end of period	$1,250	$1,250

The accompanying notes are an integral part of these financial statements

ERF WIRELESS, INC.
(certain assets, liabilities and operations related to the Central and North Texas wireless broadband markets subject of the Asset Purchase and Sale Agreement by and between ERF Wireless, Inc. and KeyOn
Communications Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – NATURE OF THE BUSINESS

On February 10, 2011, ERF Wireless, Inc (“Seller”) entered into an agreement (the “Asset Purchase Agreement”) with KeyOn Communications Holdings, Inc. (“KeyOn”) to sell substantially all of the assets and assign certain liabilities of the Seller’s North and Central Texas operations (the “Business,” the “Company” or “We”) to KeyOn for $3,000,000 in cash and 100,000 shares of KeyOn common stock.

The Business provides secure, high quality broadband and basic communications services to residential and commercial customers in the Central and North Texas areas that otherwise would not be able to receive such services.

On February 15, 2011, upon satisfaction of certain closing conditions as described in the Asset Purchase Agreement, we completed the acquisition (See Note 9). The balance of the purchase price is subject to a 90 day holdback for net working capital and other adjustments.

These financial statements represent certain assets and liabilities, and the associated operations, of the Business. The Business does not include any wireless broadband assets outside of Central and North Texas or any assets owned by ERF Wireless, Inc and its separate subsidiaries that are used to deliver broadband services to the oil and gas and banking industries.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less at the date of purchase.

Credit Risk

In the normal course of business, the Company extends unsecured credit to the majority of its customers. The company controls credit risk associated with its receivables through credit checks, approvals, and monitoring procedures. Generally, the company requires no collateral from its customers.

Leases

We recognize lease expense on a straight-line basis over the minimum lease terms which expire at various dates through 2018. These leases are for office and radio tower facilities and are classified as operating leases. For leases that contain predetermined, fixed escalations of the minimum rentals, we recognize the rent expense on a straight-line basis and record the difference between the rent expense and the rental amount payable in liabilities.

Leasehold improvements made at the inception of the lease are amortized over the shorter of the asset life or the initial lease term as described above. Leasehold improvements made during the lease term are also amortized over the shorter of the asset life or the remaining lease term.

Assets Held under Capital Leases

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Allowance for Doubtful Accounts

The Company uses the allowance method to account for uncollectible accounts receivable. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. The company reviews its accounts receivable balances by customer for accounts greater than 90 days old and makes a determination regarding the collectability of the accounts based on specific circumstances and the payment history that exists with such customers. The company also takes into account its prior experience, the customer’s ability to pay and an assessment of the current economic conditions in determining the net realizable value of its receivables. The company also reviews its allowances for doubtful accounts in aggregate for adequacy following this assessment. Accordingly, the company believes that its allowances for doubtful accounts fairly represent the underlying collectability risks associated with its accounts receivable.

Deferred Revenues

Revenues that are billed in advance of services being completed are deferred until the conclusion of the period of the service for which the advance billing relates. Deferred revenues are included on the balance sheet in current until the service is performed and then recognized in the period in which the service is completed. The Company’s deferred revenues consist of billings in advance for services being rendered for its wireless broadband and, accordingly, are deferred and recognized monthly as earned.

Advertising Costs

Advertising costs are expensed when incurred. For the periods ended December 31, 2010 and 2009, the Company expensed $3,125 and $7,144, respectively.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost or market. The cost is determined by using the average cost method. Inventories consist of the following items as of December 31, 2010 and 2009 (in thousands):

	December 31, 2010	December 31, 2009

Finished goods	54	60

Totals	$54	$60

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. No impairment losses have been recorded since inception.

Goodwill

Goodwill represents the excess of the cost of businesses acquired over the fair value of their net assets at the dates of acquisition. Under current accounting pronouncements, the company is required to annually assess the carrying value of goodwill associated with each of its distinct business units that comprise its business segments of the company to determine if impairment in value has occurred.

Intangible Assets

Intangible assets are amortized using methods that approximate the benefit provided by the utilization of the assets. The Company continually evaluates the amortization period and carrying basis of intangible assets to determine whether subsequent events and circumstances warrant a revised estimated useful life or impairment in value. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our Intangibles assets, we may incur charges for impairment in the future.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

We review our long-lived assets, which include intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying amount of such long-lived asset or group of long-lived assets (collectively referred to as “the asset”) may not be recoverable. Such circumstances include, but are not limited to:

•	a significant decrease in the market price of the asset;

•	a significant change in the extent or manner in which the asset is being used;

•	a significant change in the business climate that could affect the value of the asset;

•	a current period loss combined with projection of continuing loss associated with use of the asset;

•	a current expectation that, more likely than not, the asset will be sold or otherwise disposed of before the end of its previously estimated useful life.

We continually evaluate whether such events and circumstances have occurred. When such events or circumstances exist, the recoverability of the asset’s carrying value shall be determined by estimating the undiscounted future cash flows (cash inflows less associated cash outflows) that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our long-lived assets, we may incur charges for impairment in the future.

Revenue Recognition

The Company’s revenue is generated primarily from the sale of wireless communications products and services on a nationwide basis, including providing enterprise-class wireless broadband services. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is probable.

The Company recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, the Company provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

Service revenue is principally derived from wireless broadband services, including internet, voice, and data and monitoring service. Subscriber fees are recorded as revenues in the period during which the service is provided.

Income Taxes

The tax implications of this carved-out entity are passed through to the Parent and, thus, there are no deferred or current tax provisions for the Business as presented.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, inventory, accounts receivable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Recent Accounting Pronouncements

Management does not anticipate that the recently issued but not yet effective accounting pronouncements will materially impact the Company’s financial condition.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following (in thousands):

	December 31,	December 31,
	2010	2009

Accounts receivable	$130	$189
Allowance for doubtful accounts	(21)	(39)

Accounts receivable, net	$109	$150

NOTE 4 - PROPERTY AND EQUIPMENT:

Components of property and equipment consist of the following items (in thousands):

	December 31, 2010	December 31, 2009

Automobiles	$39	$39
Operating equipment	2,100	1,943
Office furniture and equipment	30	30

Computer equipment	86	86

Total property and equipment	2,255	2,098
Less accumulated depreciation	(1,742)	(1,091)

Net property and equipment	$513	$1,007

Depreciation expense was approximately $651,000 and $593,000 for the twelve months ended December 31, 2010 and 2009, respectively.

The Company has pledged substantially all the operating equipment and some furniture and vehicles as collateral against outstanding notes and capital leases.

NOTE 5 - GOODWILL

At December 31, 2010 and 2009, goodwill totaled approximately $1,079,000 for both years respectively. The goodwill is attributable to the following acquisitions:

•	On June 1, 2009, the Company acquired assets from Frontier Internet, LLC and iTEXAS Net and recognized goodwill of $819,000, which is not subject to amortization

•	On November 30, 2007, the Company acquired assets from TStar, Inc. and recognized goodwill of $35,000, which is not subject to amortization.

•	On October 31, 2007, the Company acquired assets from Momentum, Inc. and recognized goodwill of $225,000, which is not subject to amortization.

NOTE 6 - INTANGIBLE ASSETS, NET

Intangible assets consist of the following (in thousands):

	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

December 31, 2010 - Customer relationships	3.0	$1,809	$1,675	134

December 31, 2009 - Customer relationships	3.0	$1,809	$1,177	$632

Intangible assets are amortized using methods that approximate the benefit provided by the utilization of the assets. Customer relationships are amortized on a straight-line basis. We continually evaluate the amortization period and carrying basis of intangible assets to determine whether subsequent events and circumstances warrant a revised estimated useful life or reduction in value.

On June 1, 2009, the Company acquired from Frontier Internet, LLC and iTEXAS Net, a customer list which was valued at $283,000 and is being amortized over three years.

Total amortization of intangibles was approximately $550,000 and $564,000 for the twelve months ended December 31, 2010 and 2009, respectively. The estimated amortization expense for the remaining years will be $94,000 for 2011 and $40,000 in 2012.

NOTE 7 - NOTES PAYABLE AND CAPITAL LEASES

All of the notes payable and capital leases outstanding as of December 31, 2010, as presented below, were paid off by the Seller in February 2011, as a condition of the closing of the Asset Purchase Agreement.

Notes payable, long-term and capital leases consist of the following as of December 31, 2010 (in thousands):

	Terms	Maturity Date	Interest Rate	Balance

Agility Capital Lease	$14,073 / Month including interest	Various	18.82%	84
De Lage Landen Lease	$691 / Month including interest	April-11	19.12%	3
Frontier Internet LLC	$33,846 / Quarterly including interest	May-12	6.00%	190
Ronnie D Franklin	$6,054 / Quarterly including interest	May-12	6.00%	34

Total debt				311
Less current maturities				(230)

Long-term debt				$81

Notes payable, long-term and capital leases consist of the following as of December 31, 2009 (in thousands):

	Terms	Maturity Date	Interest Rate	Balance

Agility Capital Lease	$46,091 / Month including interest	Various	18.82%	398
Balboa Lease	$225 / Month including interest	August-10	27.74%	2
De Lage Landen Lease	$691 / Month including interest	April-11	19.12%	10
Toyota	$517 / Month including interest	December-10	8.01%	5
Blanco National Bank	$3,913 / Month including interest	August-10	9.50%	23
Robert McClung, Momentum	$23,476 / Quarterly including interest	October-10	7.50%	89
George Kemper, TSTAR	$38,254 / Quarterly including interest	April-10	7.50%	79
Frontier Internet LLC	$33,846 / Quarterly including interest	May-12	6.00%	312
Ronnie D Franklin	$6,054 / Quarterly including interest	May-12	6.00%	56

Total debt				974
Less current maturities				(307)

Long-term debt				$667

Blanco National Bank

In August 2007, the Company assumed a note from the purchase of certain assets from Momentum Online Computer Services, Inc., that financed a 9.50% installment note to a Blanco National bank, secured by operating equipment, inventory and accounts receivable, payable in monthly installments of $3,913 including interest and is guaranteed by a shareholder. During the twelve months ended December 31, 2010 all remaining principal and interest has been repaid in full.

Robert McClung, Momentum Online Computer Services, Inc.

On October 17, 2007, the Company issued a note to Momentum Online Computer, Inc., totaling $250,000 that bear interest at 7.5% and is secured by all of the capital stock issued and outstanding of a subsidiary of the Company, payable in twelve quarterly payments of $23,476 including interest. During the twelve months ended December 31, 2010 all remaining principal and interest has been repaid in full.

George Kemper, TSTAR Internet, Inc.

On November 1, 2007, the Company issued a note to TSTAR, Inc., totaling $350,000 bearing interest at 7.5% and is secured by the equipment acquired, payable in ten quarterly payments of $38,254 including interest. During the twelve months ended December 31, 2010 all remaining principal and interest has been repaid in full.

Frontier Internet, LLC.

On June 1, 2009, the Company issued a note to Frontier Internet LLC., totaling $369,000 bearing interest at 6.0% and is secured by the equipment acquired, payable in twelve quarterly payments of $33,846 including interest. Subsequent to December 31, 2010 the remaining notes of principal and interest were repaid in full.

Ronnie D. Franklin

On June 1, 2009, the Company issued a note to Ronnie D. Franklin., totaling $66,000 bearing interest at 6.0% and is secured by the equipment acquired, payable in twelve quarterly payments of $6,054 including interest. Subsequent to December 31, 2010 the remaining notes of principal and interest were repaid in full.

Capital Leases

Agility Lease Fund, LLC Included in property and equipment at December 31, 2010, is $235,615 of capitalized equipment, net of amortization. The equipment and one of the Company’s bank accounts are the primary collateral securing the financing along with a guarantee by the Company.

NOTE 8 - COMMITMENTS

Leases and License Agreements

For the twelve months ended December 31, 2010 and 2009, rental expenses of approximately $132,000 and $177,000, respectively, were incurred. The Company accounts for rent expense under leases that provide for escalating rentals over the related lease term on a straight-line method. The Company occupies office and tower facilities under several non-cancelable operating lease agreements expiring at various dates through December 2018, and requiring payment of property taxes, insurance, maintenance and utilities. Future minimum lease payments under non-cancelable operating leases at December 31, 2010 were as follows:

NOTE 8 – COMMITMENTS (CONTINUED)

Period Ending December 31,	Amount

2011	$60
2012	40
2013	20
2014	8
2015	2
Thereafter	—

Total	$130

NOTE 9 – BUSINESS COMBINATIONS

FRONTIER INTERNET, LLC, AND iTEXAS NET ACQUISITION

On June 1, 2009, ERF Wireless, Inc completed the purchase of assets from Frontier Internet, LLC and iTexas net, which are related companies under an Asset Purchase Agreement dated June 1, 2009. Under the Asset Purchase Agreement, ERF Wireless, Inc acquired the wireless internet service provider (“WISP”), which includes all of the current customers, contract rights, inventory, equipment and network infrastructure equipment. The acquisition will increase the Company’s footprint covering geographic areas in certain cities in North Texas within Hood, Somervell, Johnson and Parker Counties, Texas including portions of the Barnett Shale area that covers approximately 6,000 square miles of natural gas production territory. At the time of the transaction, there were no material relationships between the seller and ERF Wireless, Inc or any of its affiliates, or any director or officer of ERF Wireless, Inc, or any associate of any such officer or director. ERF Wireless, Inc paid $1,485,000 in cash, notes and securities and assumed $25,000 in note payables and capital leases.

The purchase price allocation is as follows (in thousands):

Frontier/iTexas
Accounts receivable	$33
Note receivable	5
Property and equipment	370
Goodwill	819
Identifiable intangible assets	283
Note payable	(25)

Total adjusted purchase price	$1,485

The amount allocated to identifiable intangible assets was determined by the company’s management. Other intangibles assets are being amortized over their useful life in accordance with the guidance contained in the Financial Accounting Standards Board (“FASB”) issued ASC Topic 350 “Goodwill and Other Intangible Assets”.

Frontier/iTexas
Goodwill	$819
Non-compete agreement	15
Customer relationships	268

Total identifiable intangible assets	$1,102

NOTE 10 - SUBSEQUENT EVENTS

          On February 10, 2011, the Company entered into the Asset Purchase Agreement with KeyOn Communications Holdings, Inc. (“KeyOn”) to sell substantially all of the assets of the Business for $3,000,000 in cash and 100,000 shares of KeyOn common stock. On February 15, 2011, upon satisfaction of certain closing conditions as described in the Asset Purchase Agreement, we completed the acquisition and received the closing payment of $2,700,000 in cash and 100,000 shares of KeyOn common stock. The balance of the purchase price is subject to a 90 day holdback for net working capital and other adjustments.

          In connection with the consummation of the Asset Purchase Agreement, all of the Notes Payable and Capital Leases (See Note 7) associated with the Business were satisfied in full.